CONDITIONAL LOAN COMMITMENT

Check One:  [X] Commercial
                    [ ] Multi-Family


Date:  September 9, 1996

Service Merchandise Company, Inc.
7100 Service Merchandise Drive
Brentwood, Tennessee 37027

Attention:  Thomas L. Garrett, Jr.

Ladies and Gentlemen:

     We are pleased to advise you that, based upon your application and other materials you have furnished in connection therewith, First Union National Bank of North Carolina ("Lender") has committed to make a loan or loans (individually, a "Loan" and collectively, the "Loans") on the following terms and conditions:

                    ARTICLE  1- GENERAL TERMS OF LOAN
                    ---------------------------------

     1.1 Borrower. There shall be one Borrower per each Loan Pool (as defined in the Special Stipulations Rider attached hereto), which shall be a special purpose entity satisfactory to Lender in all respects and the owner of a fee or leasehold interest in the Properties included in such Loan Pool (each, a "Borrower").

     1.2 Loan Purpose; Properties. The financing of Service Merchandise properties, together with parking and other appurtenant facilities (the "Improvements") upon the lands (collectively, the "Land") and at the locations set forth on Schedule "A" attached hereto and by this reference incorporated herein (it being understood by the parties that Service Merchandise Company, Inc. ("SMC") intends, but is not required, to continue to propose to Lender for Lender's review and approval, additional properties to add to the twenty-two
(22) Properties set forth on Schedule "A", with the goal of adding enough additional collateral to support up to $75,000,000 in Loan proceeds), and of the personal property of the Borrower(s) used in connection with the operation, ownership, management and maintenance of the Properties ("Personal Property") (as opposed to trade fixtures, inventory and other personalty utilized for the operation of the businesses conducted at the Properties) (the Land, the Improvements, the Personal Property and all related appurtenances being herein referred to individually as a "Property" and collectively as the "Properties"). In no event shall any proceeds of the Loans be used for personal, family or household purposes.

     1.3 Loan Amount. In the aggregate, approximately $75,000,000 of Loans. The exact aggregate amount of each Loan in each Loan Pool (each, a "Loan Amount") will be determined by Lender in its discretion based upon, among other things, the conditions contained in Section 3.4 hereof.



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     1.4 Interest Rate.

     (a) A fixed interest rate (the "Interest Rate") per annum equal to two hundred thirty- five (235) basis points in excess of the US Treasury Note Yield (as defined below) or such other security mutually agreed upon by Lender and Borrower, rounded up to the nearest 1/16%, which Interest Rate shall be determined by Lender on the date of pre-Closing of a Loan Pool or the date of Closing, as the case may be, each in accordance with Section 4.5 hereof. The Interest Rate shall be calculated on the daily outstanding aggregate principal balance of the Loans in a Loan Pool on the basis of a year consisting of 360 days and based on twelve (12) 30-day months for each full calendar month and on the actual number of days elapsed for any partial month in which interest is being calculated. The "US Treasury Note Yield" means a fixed rate of interest equal to the yield of a United States Treasury obligation with a maturity date as close as commercially reasonable to the maturity date of the Loans in a Loan Pool, as published electronically at the time of determination by Lender on either Dow Jones Telerate, Inc. or Bloomberg Financial Markets (collectively "Financial News Wires"), or if such Financial News Wires no longer publish such information, in another authoritative source selected by Lender.

     (b) The Interest Rate shall be "locked" (i.e. taken from the Financial News Wires) by Lender in accordance with the procedures set forth in Section 4.5 of this Commitment; provided, however, Lender shall not be obligated to lock the Interest Rate until Lender has received both the Commitment Fee and the Rate Lock Fee (except as otherwise provided in Section 4.5) as required herein.

     1.5 Repayment Terms. If the funding of a Loan Pool does not occur on the first (1st) day of a calendar month, then interest accruing on each Loan in the Loan Pool from the date of closing through the last day of that calendar month shall be prepaid at the Closing (as hereinafter defined). Thereafter, principal and interest shall be payable monthly, in arrears, in equal monthly installments during the term of the applicable Loans, based upon a twenty-two (22) year amortization schedule commencing on the first (1st) day of the second calendar month following the Loan Closing. All outstanding principal and unpaid interest for each Loan in the Loan Pool shall be due and payable in full on the tenth
(10th) anniversary of the Closing of the applicable Loan Pool (the "Maturity Date"). Notwithstanding the foregoing, SMC shall have the option with respect to all of the Loans to elect a fifteen (15) year amortization schedule with a Maturity Date on the fifteenth (15th) anniversary of the Closing of each Loan Pool. Such election must be made by SMC for all Loans in writing not later than five (5) business days prior to the first Closing.

     1.6 Prepayment. Prepayment of the Loans in a Loan Pool shall be prohibited prior to the first (1st) anniversary of the Closing, subject to the last sentence of this Section 1.6. Thereafter, Borrower will have the right to prepay the entire aggregate principal balance of the Loans in a Loan Pool in full, but not in part (except as otherwise provided herein), provided:


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

     (a) During the period from the first (1st) anniversary of the Closing until the date that is nine (9) years and six (6) months following the Closing, Lender is paid a prepayment fee in an amount equal to the greater of (i) one percent (1.0%) of the amount being prepaid or (ii) Yield Maintenance (as hereinafter defined); and

     (b) From and after the date that is nine (9) years and six (6) months following the Closing, there shall be no prepayment fee.

                                     **OR**

     If Borrower exercises its election pursuant to Section 1.5 hereof to structure the Loans with a fifteen (15) year term based upon a fifteen (15) year amortization schedule, then prepayment of the Loans in a Loan Pool shall be prohibited prior to the fifth (5th) anniversary of the Closing. Thereafter, Borrower will have the right to prepay the entire aggregate principal balance of the Loans in a Loan Pool in full, but not in part, provided:

     (a) During the period from the fifth (5th) anniversary of the Closing until the date that is ten (10) years following the Closing, Lender is paid a prepayment fee in an amount equal to the greater of (i) one percent (1.0%) of the amount being prepaid or (ii) Yield Maintenance; and

     (b) During the period from the tenth (10th) anniversary of the Closing until the date that is eleven (11) years following the Closing, Lender is paid a prepayment fee in an amount equal to five percent (5%) of the amount being prepaid; and

     (c) During the period from the eleventh (11th) anniversary of the Closing until the date that is twelve (12) years following the Closing, Lender is paid a prepayment fee in an amount equal to four percent (4%) of the amount being prepaid; and

     (d) During the period from the twelfth (12th) anniversary of the Closing until the date that is thirteen (13) years following the Closing, Lender is paid a prepayment fee in an amount equal to three percent (3%) of the amount being prepaid; and

     (e) During the period from the thirteenth (13th) anniversary of the Closing until the date that is fourteen (14) years following the Closing, Lender is paid a prepayment fee in an amount equal to two percent (2%) of the amount being prepaid; and

     (f) During the period from the fourteenth (14th) anniversary of the Closing until the date that is fourteen (14) years and six (6) months following the Closing, Lender is paid a prepayment fee in an amount equal to one percent (1%) of the amount being prepaid; and

     (g) From and after the date that is fourteen (14) years and six (6) months following the Closing, there shall be no prepayment fee.


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

     "Yield Maintenance" shall mean:

     (i) the present value of all future installments due under the Note (or Notes if more than one Note evidences the Loans in a Loan Pool) including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (as defined in the Note) for instruments having a maturity coterminous with the remaining term of the Note(s), less

     (ii) the principal amount immediately before such prepayment.

Payment following a default shall be deemed a "voluntary" prepayment for the purposes of the imposition of a prepayment fee. No prepayment fee shall be due in connection with prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the principal balance of the Loan, as described in Section 6 of the Special Stipulations Rider attached hereto.

     1.7 Secuity for Loan. Each Loan in a Loan Pool shall be secured by a first lien and perfected first security interest in all Properties in the Loan Pool, all leases, rents, income and profits therefrom and all construction, design or other contracts, documents or drawings concerning or affecting the Properties.

     1.8 Liability. A Borrower shall have no personal liability for the repayment of the Loans or performance under the Loan Documents (as hereinafter defined), except for (i) misapplication or misappropriation of insurance proceeds, condemnation proceeds, tenant security deposits, rents and any other funds due Lender under the Loan Documents, (ii) intentional damage to and waste of a Property or Properties and damage to a Property or Properties resulting from gross negligence; (iii) failure to pay taxes or other liens with priority over Lender's Loan Documents; (iv) damages arising from any fraud or misrepresentation of Borrower; and (v) damages arising from the existence of hazardous or toxic substances or the failure of Borrower to comply with environmental laws. Each Borrower and Guarantor (as defined below) shall indemnify Lender with respect to any environmental matters, pursuant to a Hazardous Substances Indemnity Agreement executed by Borrower and Guarantor at Closing. Either SMC or an entity to be formed by SMC, which must have a minimum capitalization acceptable to Lender of $500,000 per Loan to which it is Guarantor and otherwise be acceptable to Lender ("Guarantor"), will be required to execute a guaranty of Borrower's obligations for the repayment of the items listed in clauses (i) through (v) above in the form of an Indemnity and Guaranty Agreement to be executed by Guarantor at pre-Closing. The organizational documents, financial statements and principals of the Guarantor, as applicable, are subject to the approval of Lender.

     1.9 Deposits.

     (a) Borrower shall pay at each Closing and concurrently with each monthly installment of principal and interest such amount as in Lender's discretion will be sufficient to pay out of the monies so paid to Lender at least thirty (30) days before due, all taxes, assessments and similar charges and insurance

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


premiums affecting the applicable Properties. Notwithstanding the foregoing, if Lender determines (based on a review of the applicable Property lease) that a tenant under a Property lease is obligated to pay taxes directly to the taxing authority and insurance premiums directly to the insurer prior to the due date thereof, then for so long as such Property lease is in effect, Borrower shall not be obligated to escrow for the taxes and insurance so paid by such tenant; provided, however, that Lender must be provided with prompt evidence of each tax and insurance payment at least fourteen (14) days prior to the due date thereof. Upon the failure of such tenant and/or Borrower to timely comply with the foregoing, such exception to the escrow requirement shall terminate and escrows for taxes and insurance shall thereafter be immediately required as otherwise provided in this clause (a).

     (b) An escrow for tenant improvements and leasing commissions will be created at each applicable Closing, which in the aggregate shall be equal to $1,300,000 (as such amount may be allocated by Lender on a Loan Pool by Loan Pool and Property by Property basis). Such funds will be placed in an interest bearing account (on a Loan Pool by Loan Pool basis) and interest will be accumulated in such account for the benefit of Borrower (each, a "TI Reserve"). In lieu of a cash TI Reserve, a Borrower may post a letter of credit with Lender from an issuer, with an expiry date and upon terms acceptable to Lender including, without limitation, being a clean, irrevocable, evergreen letter of credit payable upon presentation of Lender's sight draft. Funds from each TI Reserve may be disbursed by Lender for tenant improvement work and leasing commissions associated with tenant rollovers as more particularly provided in the Loan Documents, provided that any amounts that are disbursed (or drawn) are replenished by the applicable Borrower within ten (10) days and provided there is then no default under the applicable Loan Documents.

     (c) At the Closing, Lender may require reasonable additional escrows based upon its underwriting review (whether funded at Closing or on a monthly basis thereafter).

     (d) All funds paid to Lender pursuant to this Section 1.9 shall constitute additional security for the Loans in the applicable Loan Pool and may be commingled with Lender's other funds.

     1.10 Debt Service Reserve. At the Closing of a Loan Pool, Borrower shall deposit with Lender an amount equal to one (1) regular monthly installment of principal and interest on the Loans in such Loan Pool, together with one (1) installment of any monthly deposits due under the Loan Documents (the "Debt Service Reserve"). Such amount shall constitute additional security for the Loans in the Loan Pool and may be commingled with Lender's other funds and shall not bear interest. Such amount shall be applied by Lender to make the first monthly installment of principal and interest due on the Loans and the first monthly installment due in the applicable reserve accounts. Borrower shall have no obligation to replenish the Debt Service Reserve.

     1.11 Repair and Remediation Reserve. At the Closing of each Loan Pool, Borrower shall deposit with Lender an amount equal to 125% of the estimated costs of the repairs to be undertaken on the Properties in such Loan Pool in accordance with the engineering report prepared for Lender in connection


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

herewith, as estimated by Lender. Such amount shall constitute additional security for the Loans in the Loan Pool and may be commingled with Lender's or Lender's Loan servicer's other funds and any interest earned thereon shall be retained by Lender. Lender or, at Lender's election, Lender's Loan servicer, shall disburse amounts from such reserve to pay the costs of such repairs, subject to such terms and conditions as may be provided in the Loan Documents. Borrower shall pay all costs associated with such disbursements, including the reasonable out-of-pocket cost of inspections deemed necessary or appropriate by Lender or Lender's Loan servicer.

     1.12 One Time Assumption Right. The Loan Documents shall provide that all amounts due under the Loans in a Loan Pool shall be due and payable upon the sale or other transfer of a Property (or Properties) in such Loan Pool or ownership interests in the applicable Borrower or upon all or any portion of the Properties in the Loan Pool being further encumbered; provided, however that Lender shall consent to a one time transfer of ownership of a Property upon the satisfaction of certain conditions which shall include, without limitation:

     (a) No default is then continuing under any of the Loan Documents for such Loan Pool.

     (b) Lender receives no less than sixty (60) days' prior written notice of the terms of the transfer and such information concerning the proposed transferee as Lender would require in evaluating an initial extension of credit to a borrower, including, without limitation, that such proposed transferee is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia, which terms and information shall be acceptable to Lender, and Lender receives a non-refundable application fee equal to $5,000.00.

     (c) Lender receives an assumption fee equal to one percent (1%) of the then allocated outstanding principal amount of the Loan secured by the transferred Property and Lender is reimbursed for all out-of-pocket fees and expenses incurred by Lender in connection with such transfer and assumption.

     (d) The proposed transferee executes such documents and agreements as Lender may reasonably require, in form and substance satisfactory to Lender, whereby it assumes and agrees to pay the allocated amount of indebtedness of Borrower under the Loan Documents.

     (e) Borrower delivers to Lender, at Borrower's sole cost and expense, such endorsements to Lender's title insurance policy, hazard insurance policy and other similar materials as Lender may deem necessary, each in form and substance satisfactory to Lender.

     (f) Borrower executes and delivers to Lender, each in form and substance satisfactory to Lender, (i) a release of Lender, its officers, directors, employees and agents, from all claims and liabilities relating to the Loan secured by such Property and (ii) such agreements and documents as Lender may require to evidence and ratify Borrower's continuing liability under the Loan Documents with respect to such Property for any acts or events occurring or obligations arising prior to or simultaneously with the transfer.

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

     (g) Guarantor executes and delivers to Lender, each in form and substance satisfactory to Lender, such agreements and documents as Lender may require to evidence and ratify such party's continuing liability under the Loan Documents with respect to such Property; provided, however, that if the proposed transferee or a party associated with the proposed transferee approved by Lender, in its sole discretion, assumes the obligations of Guarantor under its guaranty or indemnity agreement with respect to such Property by one or more agreements, in form and substance satisfactory to Lender, Lender shall release Guarantor from all obligations arising under its guaranty or indemnity agreement with respect to such Property after the closing of the transfer.


                           ARTICLE 2 - LOAN DOCUMENTS
                           --------------------------

     2.1 Loan Documents. All such loan documents as Lender may, in its judgment, deem necessary or expedient for its protection, including a loan agreement, promissory note(s), mortgages, deeds of trust or security deeds, assignments of leases and rents, security agreements, UCC-1 financing statements, environmental indemnity(ies), guaranty(ies), and appropriate collateral assignments (collectively, the "Loan Documents"), shall be prepared by counsel for Lender based on Lender's standard form Loan documents (containing those changes that are transaction specific or that may be required by the laws of the state in which a Property is located) and shall contain representations, covenants and agreements satisfactory to Lender and shall be in all respects in form and substance satisfactory to Lender in its sole discretion. The UCC-1 financing statements shall only cover Personal Property (as opposed to trade fixtures, inventory and other personalty utilized for the operation of the businesses conducted at the Properties). In the event of any inconsistencies between the terms hereof and the terms of such Loan Documents, the terms of the Loan Documents shall control.


                      ARTICLE 3 - REQUIREMENTS FOR CLOSING
                      ------------------------------------

     3.1 Back-up Documents. Each Borrower shall execute the Loan Documents and shall furnish back-up documentation as may be required by Lender or Lender's counsel, all of which must be approved by Lender and Lender's counsel in their sole determination as a condition to Closing. Attached hereto as Exhibit "A" is a summary of certain requirements for Closing and attached hereto as Exhibit "B" is a description of Lender's property and liability insurance requirements. The terms and conditions of this Commitment (together with the Special Stipulations Rider) shall control over any terms and conditions of Exhibit "A" that are inconsistent herewith.

     3.2 Appraisal, Engineering Report and Environmental Report. This Commitment is subject to receipt and review of an appraisal, an engineering report and an environmental report with respect to each Property, all of which shall be obtained by Lender at Borrower's expense, and all of which must be acceptable in all respects to Lender. SMC and each Borrower shall cooperate with the parties producing such reports and shall provide such information as may be necessary in order to enable such reports to be completed in a timely manner. Lender shall select the entities to provide the engineering, environmental and appraisal

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

reports. SMC authorizes Lender to use the Report Deposit (as defined in Section 4.2) on account of the payment of such costs.

     3.3 Counsel for Lender. Graham & James LLP (together with local counsel if Lender so elects) shall act as counsel for Lender, and such counsel shall prepare such documents as it considers appropriate to be executed in connection with the Loans. The address of such counsel is as follows:

                        Graham & James LLP
                        885 Third Avenue
                        24th Floor
                        New York, New York 10022
                        Attention: Mitchell Fenton, Esq.

     3.4 Loan-to-Value; Debt Service Coverage. This Commitment is expressly subject to the confirmation by Lender that, as of the Closing date:

     (i) the ratio of the Loan Amount with respect to each Property to the fair market value of such Property, as determined by the appraisal obtained by Lender hereunder (i.e., the loan-to-value ratio) is equal to or less than 75%;

     (ii) the Debt Service Coverage Ratio of each Property is equal to or greater than 1.25:1. "Debt Service" shall mean principal, interest and reserve payments due under the Loan Documents for the applicable Loan Pool during the first year of the Loans in such Loan Pool. "Debt Service Coverage Ratio" shall mean the ratio of the aggregate Store Sales (as hereinafter defined) at each Property for the twelve (12) month period prior to such determination, multiplied by an occupancy cost factor of four percent (4%) (which cost factor is subject to adjustment by Lender in its sole and absolute discretion based upon the appraisals and other relevant due diligence), to Debt Service; and

     (iii) if any of the Properties in a Loan Pool was acquired by Borrower within the twelve (12) months preceding the date hereof or is being acquired by Borrower contemporaneously with the funding of the Loans in such Loan Pool, the ratio of the allocated Loan Amount secured by such Property to the acquisition price of such Property, as determined by the contract pursuant to which the Property is being acquired and a sworn statement thereof to be delivered by Borrower at the time of the pre-Closing, is equal to or less than 85%.

     As used herein, "Store Sales" shall mean with respect to each Property, the aggregate selling prices of all merchandise sold or delivered in, at, on or from any part of such property and the charges for all services of any sort (including receipts from vending machines and revenues from the rental of merchandise), sold or performed in, at, on or from any part of the Property.
Store Sales includes sales and charges for cash or credit, regardless of collection in the case of the latter. Store Sales excludes (i) refunds made by Borrower to its customers for merchandise returned to Borrower, (ii) exchanges of merchandise between stores of Borrower (or Borrower's affiliates) where such

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exchanges are made solely for the  convenient  operation of Borrower's  business and not for the purpose of consummating a sale at another location that has been made, in fact, at, in, on or from the Property, and (iii) the amount of any city, county or state sales tax on such sales paid to a taxing authority by Borrower (but not by any vendor of Borrower). A Store Sale shall be deemed to be made in the Property if (x) an order therefor is secured or received in the Property, or (y) pursuant to mail, telegraph, telephone or other similar means, orders are received or filled at or from the Property.

            ARTICLE 4 - FEES, COSTS AND EXPENSES; CLOSING AND FUNDING
            ---------------------------------------------------------

     4.1 Costs and Expenses/Application Fee.

     (a) SMC or the applicable Borrower shall pay all costs and expenses incurred in connection with the preparation for and the closing of the Loans, whether the Loans close or not (except as set forth in Section 4.6 hereof), including appraisal fees, engineering examination fees, environmental audit fees, inspection fees, credit report fees, accountant review fees, insurance policy review fees, surveyors' fees, zoning/survey consultant's fees, legal fees (including fees of counsel and local counsel for Lender), intangibles taxes, note taxes, mortgage taxes, stamp taxes, transfer taxes, all recording costs and filing fees, all license and permit fees, all title/UCC/litigation/tax lien search fees, and all title and other insurance premiums. Lender shall not bear any out-of-pocket costs or expenses whatsoever in connection with this Commitment or the Loans. This Section 4.1 shall survive the closing of the Loans and the expiration or termination of this Commitment.

     (b) As part of its loan application, SMC has delivered to Lender an application fee in the amount of $70,000 (the "Application Fee"), which is equal to $2,500 per Property based on an assumption of a total of twenty-eight (28) Properties. Such amount is subject to a proportionate increase based on the actual number of additional Properties reviewed, and SMC (and the applicable Borrower) shall remain liable for any shortfall.

     4.2 Report Deposit. SMC shall be required to make a deposit with Lender in the amount of $100,000.00 (which amount is based on an assumption of twenty-eight (28) Properties and shall be subject to a proportionate increase based on the number of additional Properties for which reports were obtained or work was performed) on account of the estimated costs and expenses of obtaining the appraisal, engineering report, environmental report, insurance consultant report, and credit reports (the "Report Deposit"). [CHECK OPTION (A) OR (B) AS APPLICABLE]

     ( ) OPTION A: SMC shall deliver the Report Deposit upon execution of this Commitment.

     (XX) OPTION B: Lender acknowledges that SMC has already made the $100,000 Report Deposit as part of its loan application.

     In the event that Lender's out-of-pocket costs and expenses described above exceed the amount of the Report Deposit, the amount of such excess shall be reimbursed by SMC or the applicable Borrower to Lender out of the Loan proceeds at the applicable Closing. In the event that the amount of the Report Deposit exceeds Lender's out-of-pocket costs and expenses, the amount of such excess shall be credited to SMC or the applicable Borrower by Lender at the last Closing.

     4.3 Lender's Fee. At each Closing, the applicable Borrower shall be required to pay to Lender a Lender's Fee in an amount equal to one percent (1%) of the Loan Amount funded at such Closing, which Lender's Fee shall be fully earned and non-refundable at such Closing. Lender shall retain one-half of one percent (1/2%) of such Loan Amount from the Commitment Fee and one-half of one percent (1/2%) of such Loan Amount from the proceeds of the Loan Pool being funded. If any of the Loans are not closed and funded, the unused portion of the Commitment Fee shall be credited against Lender's costs, fees and expenses as otherwise provided herein (and SMC shall remain liable for any shortfall) and any unused amounts, if any, shall be returned to SMC.

     4.4 Commitment Fee. SMC shall be required to pay Lender a Commitment Fee in the amount of $375,000. The Application Fee shall be credited against, and treated as part of, the Commitment Fee. SMC shall deliver the Commitment Fee to Lender upon execution of this Commitment.

     (i) If Lender has used any portion of the Commitment Fee to pay the costs of any appraisal, engineering report or environmental report or other out-of-pocket costs performed by Lender or its representative under Lender's internal underwriting procedures, then such amounts shall be reimbursed by the applicable Borrower to Lender out of the Loan proceeds at the Closing(s).

     (ii) If a Loan (or Loans)  does not close for any reason  other than due to
(x) the failure of SMC, its affiliate(s) and/or the applicable Borrower to proceed expeditiously and in good faith and to use commercially reasonable efforts to close such Loan(s) or to (y) the willful default of SMC, its affiliate(s) and/or the applicable Borrower under the terms of this Commitment or the loan application submitted by SMC to Lender, then (1) the Report Deposit (and upon depletion of the Report Deposit, the Commitment Fee) shall be used to pay the costs of such appraisal, engineering report and environmental report and
(2) the Commitment Fee shall be used to pay the balance due on such costs and (together with any unused portion of the Report Deposit) any other out-of-pocket costs or expenses incurred by Lender in connection with this Commitment or the proposed Loan, and, thereafter, the balance, if any, shall be returned to SMC. If the Report Deposit and the Commitment Fee are not sufficient to pay all of the costs of such reports and such other out-of-pocket costs or expenses, then SMC and/or the applicable Borrower shall immediately pay to Lender such additional amount as is necessary to pay such costs or expenses in full.

     (iii) If a Loan (or Loans) does not close due (x) to the failure of SMC, its affiliate(s) and/or the applicable Borrower to proceed expeditiously and in good faith and to use commercially reasonable efforts to close such Loan(s) or
(y) to the willful default of SMC, its affiliate(s) and/or the applicable Borrower under the terms of this Commitment or the loan application submitted by SMC to Lender SMC, then Lender shall retain the Commitment Fee as full liquidated damages, but such liquidated damages shall not waive Lender's right to obtain reimbursement of its costs and expenses as provided in this subsection
(iii). The Report Deposit shall be used to pay the costs of any appraisal, engineering report and environmental report with respect to such unclosed Loan(s) required by Section 3.2 hereof and any excess shall be applied to any other out-of-pocket costs or expenses incurred by Lender in connection with this Commitment or the proposed Loans, and the remaining portion of the Report Deposit, if any, shall be returned to SMC. If the Report Deposit shall not be sufficient to pay the costs of such reports and such other out-of-pocket expenses, then SMC shall promptly after request from Lender pay to Lender the additional amount needed to pay such costs or expenses in full.

     (iv) SMC's obligations under subparagraphs (i) through (iii) above shall survive the expiration or termination of this Commitment.

     4.5 Rate Lock Fee. Each Borrower shall be required to pay Lender prior to pre-Closing a Rate Lock Fee in the amount of one percent (1%) of the applicable Loan Amount in accordance with the following procedure, unless such Borrower elects to attend the Closing in the office of Lender's counsel, in which event the Loans may be locked and funded on the same day and no Rate Lock Fee with respect to such Loans shall be required. Following confirmation by Lender that all preconditions to pre-Closing have been satisfied and upon Lender's request for such Rate Lock Fee, the applicable Borrower shall deliver the Rate Lock Fee by bank wire or other immediately available funds received by Lender no later than 5:00 P.M. on the date prior to pre-Closing. The Rate Lock Fee shall be fully earned and, except as hereinafter provided, non-refundable upon receipt by Lender. In the event that the applicable Loans are funded in accordance with the terms of this Commitment, the Rate Lock Fee shall be credited against any other expenses of such Borrower due at Closing and any excess shall be refunded to such Borrower.

     4.6 Legal Fees. Legal fees for the Loans shall not exceed $9,000 per Loan assuming no unusual circumstances and reasonable document negotiation, plus disbursements and local counsel fees. In the event that a Loan (or Loans) does not close (due to no willful default of SMC or its affiliates or the applicable Borrower and provided that SMC and its affiliates and such Borrower have proceeded expeditiously and in good faith and used commercially reasonable efforts to close such Loan), such Borrower shall only be obligated to pay fifty percent (50%) of Lender's legal fees (plus disbursements) in connection with such transaction(s) and such Borrower shall pay same to Lender upon demand. In the event that Lender's counsel performs initial legal due diligence on a property or properties proposed by SMC or the applicable Borrower to serve as collateral, but such property or properties do not become part of the collateral pool supporting a Loan or Loans, then in addition to the fee set forth in the first sentence hereof, Lender's counsel shall receive a fee equal to its actual time in reviewing such property(ies), not to exceed Seven Hundred Fifty and 00/100 Dollars ($750) per property.

     4.7 Financial Consultant and Other Fees. Lender shall not be obligated to pay any loan commission and/or brokerage fee and/or consulting fee in connection with this Commitment, Lender's acceptance thereof or the consummation of the Loans. [SMC CHECK OPTION (A) OR (B) AS APPLICABLE]

     (XX) Option A. SMC represents and warrants that it has not dealt with any finder or broker or consultant in connection with this Commitment other than Financial Consultant (as hereinafter defined).

     ( ) Option B. SMC acknowledges, represents and warrants that in addition to Financial Consultant, it has only dealt with _____________________ ("Broker") in connection with this Commitment, and that SMC has agreed to pay Broker a fee in the amount of $____________ in connection with the Loans.

     SMC shall pay any and all commissions and fees due to the Financial Consultant, and SMC hereby agrees to indemnify, defend and hold Lender harmless from any claims for commissions or fees, including any legal fees and expenses, from any person or party including, without limitation, the Financial Consultant and Broker. The foregoing representation and such indemnity shall survive the expiration or termination of this Commitment, or the Closing(s), as applicable. SMC hereby acknowledges and agrees that Lender shall have no obligation to pay any commissions and/or fees due to any person or party claiming through SMC or its affiliates including, without limitation, the Financial Consultant and Broker.

     4.8 Closing and Funding of Loans. Pre-Closing or, if there is no pre-Closing as provided in Section 4.5 hereof, Closing (i.e., execution and delivery of all documents and satisfaction of all requirements for Closing as determined by Lender) shall occur at the offices of Lender's counsel, or at such other location as agreed to by Lender and SMC. The intended Closing Date for the Loans is October 4, 1996, and SMC and its affiliates and each Borrower shall proceed expeditiously and in good faith, and use commercially reasonable efforts, to close the Loans by such date (it being understood and agreed that if no additional Properties make up the collateral supporting the proceeds of the Loans other than the Properties set forth on Schedule A, such event shall not, in and of itself, constitute a failure by Borrower to proceed in good faith). Provided that SMC, its affiliates and each Borrower proceed expeditiously and in good faith, and use commercially reasonable efforts, to close the Loans in a Loan Pool, if any Loan in such Loan Pool is unable to close because a Property fails to satisfy the conditions of this Commitment, Lender will have no obligation to fund such Loan but will fund the remaining Loans in such Loan Pool. If less than $75,000,000 of the Loans close prior to October 4, 1996, Lender shall not be obligated to close more than an additional (a) $25,000,000 of Loans (provided that the aggregate amount of all Loans shall not exceed $75,000,000) between October 5, 1996 and February 14, 1997 upon the same terms and conditions set forth herein and (b) $25,000,000 of Loans (provided that the aggregate amount of all Loans shall not exceed $75,000,000) between February 15, 1997 and June 30, 1997 upon the same terms and conditions as set forth herein. Lender shall have no obligation to close any Loans after June 30, 1997, but may, in its sole discretion, elect to do so upon such terms and in such amounts as Lender shall determine. In addition to satisfaction of all of the terms and conditions of this Commitment, funding of Loan proceeds by Lender ("Closing") shall be contingent on delivery of the executed Loan Documents, title policy, survey and other original documents to Lender's counsel or, at Lender's option, to a custodian designated by Lender, and confirmation by Lender's counsel or the custodian that it has possession of all Loan Documents required under Lender's conduit program. Such confirmation shall occur and the Loan(s) shall be funded not later than three (3) business days after the pre-Closing date; provided, in the event Lender's counsel or the custodian determines that any required document is missing or incomplete, Borrower shall immediately execute and deliver to Lender's counsel or the custodian such additional documentation as may be required by Lender's counsel or the custodian to issue such confirmation, and the Loan(s) shall be funded within two (2) business days after such confirmation.

                       ARTICLE 5 - OTHER CONDITIONS
                       ----------------------------

     5.1 Acceptance. Upon the return by Borrower to Lender of a fully executed copy of this Commitment within seven (7) days after the date hereof, together with the Commitment Fee provided for in Section 4.4 hereof and the Report Deposit described in Section 4.2 hereof (if not previously deposited), this Commitment will constitute an agreement obligating Lender to make and Borrower to accept the Loans in accordance with the terms and conditions set forth in this Commitment. If said executed copy of this Commitment and Commitment Fee and Report Deposit are not received by Lender within seven (7) days from the date hereof, this Commitment shall be null and void.

     5.2 Expiration and Termination. Unless all applicable conditions contained herein have been met to the satisfaction of Lender and the Loans have been pre-Closed or Closed within the time schedules set forth in Section 4.8 above, this Commitment shall automatically expire unless Lender elects otherwise. Lender may, at its option, terminate its agreement to make the Loans (a) in the event that there is any material inaccuracy or any material, adverse change in any information, representations or materials submitted with or in support of the application for the Loans, (b) in the event of any material adverse change in the financial condition of any of the Properties (provided that Lender shall not terminate this Commitment in the event of any material adverse change in the financial condition of a particular Property, and in such event Lender will have no obligation to close the Loan(s) related to such Property(ies) but will close the Loans related to the remaining Properties), SMC or SMC and its affiliates taken as a whole, any Borrower or any guarantor, indemnitor or any other person or entity to be liable for repayment of the Loans (SMC, SMC and its affiliates taken as a whole, any such Borrower and any such guarantor, indemnitor, person or entity being herein referred to as a "Credit Party") or the material default or defaults beyond any applicable notice and/or grace periods by any Credit Party under any material obligation which, in Lender's reasonable determination, may have an adverse affect on any Credit Party, or any of the Properties (provided that Lender shall not terminate this Commitment in the event of any such material, adverse affect on a particular Property, and in such event Lender will have no obligation to close the Loan(s) related to such Property(ies) but will close the Loans related to the remaining Properties), or (c) in the event of any material, adverse change in the condition of any of the Properties, physical or otherwise, including any changes, whether existing or potential, caused by pending or threatened condemnation or by casualty (provided that Lender shall not terminate this Commitment in the event of any such material, adverse change in the condition of a particular Property, and in such event

Lender will have no obligation to close the Loan(s) related to such Property(ies) but will close the Loans related to the remaining Properties). In the event that any Credit Party shall become insolvent or make a general assignment for the benefit of creditors, or if there shall be filed by or against any Credit Party a petition in bankruptcy, or for the appointment of a receiver, or if proceedings shall be commenced under any bankruptcy or insolvency law for any Credit Party's relief or for the composition, extension, arrangement or adjustment of any Credit Party's obligations, or if any Credit Party's business shall be discontinued as a going concern, or if there shall be a suspension of any Credit Party's business, or a default in the performance of any other obligation any Credit Party may have to Lender, or in case of the issuance of any warrant or attachment of a material nature against any property of any Credit Party or the taking of possession of or assumption of control of all or any substantial part of the property of any Credit Party's business by any governmental agency, then Lender's commitment to make the Loans shall automatically and immediately terminate without further notice and without further action on the part of Lender unless Lender elects otherwise. In the event of any such expiration or termination, Lender shall have no further obligations hereunder (except with respect to the return of any fees to Borrower to the extent provided in this Commitment), and SMC and the Borrower(s) shall be liable only for damages, costs and expenses to the extent provided in this Commitment.

     5.3 SMC's Representations and Warranties. SMC represents and warrants that the statements contained herein and in all documentation provided to Lender and all other representations or statements made by or on behalf of SMC and the Borrower(s) to Lender in connection with the application for and closing of the Loans are true and complete in all material respects and do not omit any fact or information material to Lender's evaluation of said application and of SMC's and each such Borrower's compliance with the conditions for the Closing(s). SMC acknowledges that Lender will rely on this warranty and representation in making the Loans. If SMC or the Borrower(s) has made any material misrepresentation in connection with this Commitment for and closing of the Loans, such shall be a default under the Loan Documents entitling Lender to exercise any and all of its rights upon a default under the Loan Documents. In addition, if all or any of the Loans have not closed and Lender elects to terminate its commitment to make the Loans due to any material misrepresentation as provided in Section 5.2 above, then notwithstanding any other provision herein, the Commitment Fee, the Rate Lock Fee (if paid) and the Report Deposit shall be retained as liquidated damages by Lender as its sole remedy, other than the right to collect from SMC and the Borrower(s) the out-of-pocket costs and expenses referred to in Section
4.1 above. SMC and the applicable Borrower shall reaffirm the continuing accuracy and completeness of such warranties and representations at each Closing.

     5.4 Confidentiality. Subject to the next sentence, Lender agrees to keep confidential any and all financial, technical, commercial or other information concerning the business affairs of SMC that SMC has provided to Lender and that was not otherwise generally available to the public. Notwithstanding the foregoing, to the extent that Lender deems necessary, SMC understands that such information may be included in related marketing efforts and disclosure documents to be utilized in connection with the sale or placement by Lender or its affiliate, First Union Capital Markets, Inc., of one or more classes of Commercial Mortgage Pass-Through Certificates representing interests in a trust consisting primarily of all or a portion of the Loans and other mortgage loans. Prior to the Closing of a Loan Pool, and except as otherwise required pursuant to applicable law, SMC and its affiliates agree to keep confidential the Loans in such Loan Pool and any person, entity or information introduced or revealed by Lender to SMC in connection therewith, unless SMC receives the prior written consent of Lender. In addition, SMC agrees not to enter into any real estate mortgage financing transaction that involves any of the Properties or any information involved in the Loans for a period of two (2) months after the execution and delivery of this Commitment.

     5.5 Intentionally Omitted.

     5.6 Role of Financial Consultant. [CHECK OPTION A OR B AS APPLICABLE]

     (XX) Option A. Chase Securities, Inc. (the "Financial Consultant") has acted as Borrower's consultant in connection with this Commitment. Financial Consultant is acting as an independent contractor and not as an agent, employee, partner, joint venturer or affiliate of Borrower. SMC understands that Financial Consultant does not have the authority to, and cannot, bind Lender in any respect, including, without limitation, the waiver of any condition contained herein, or the funding of such Loans.

     (  ) Option  B.  There  is  no  Financial   Consultant  involved  in  this
          transaction.

     5.7 Miscellaneous. Lender shall be under no obligation to make a Loan unless and until all of the requirements hereunder have been fully satisfied. Except as otherwise specifically provided herein, all documents, certificates, permits and other items contemplated hereby, all inspections, appraisals, evaluations and approvals contemplated hereby, all payments required hereby, and all other conditions, matters or things of any nature contemplated hereby to exist, be performed or be provided, shall all be satisfactory to Lender in its reasonable discretion and shall exist, be performed and be provided to Lender prior to the applicable Closing. Neither this Commitment, nor any right to receive any of the proceeds of the Loans shall be assignable by SMC or a Borrower without the prior written consent of Lender, and any attempt to make such assignment without such consent shall be void. Execution of this Commitment by Lender shall not imply the approval by Lender of any document or information previously furnished to Lender, it being acknowledged by all parties hereto that no approvals have been given by Lender with respect to the conditions and requirements set forth in this Commitment. This Commitment contains the entire agreement of SMC and Lender with respect to the matters referred to herein and supersedes entirely any and all prior written or oral agreements relating to the Loans (except for the loan application submitted by SMC to Lender; it being understood and agreed that the terms and conditions of this Commitment shall control over any terms and conditions of the loan application that are inconsistent herewith). There are no contemporaneous oral agreements relating to the subject matter hereof. No change in the provisions of this Commitment and no approval or consent of Lender shall be binding unless in writing and executed in the name of, and by an officer of, Lender. Time is of the essence with respect to all dates and periods of time set forth in this Commitment. Subject to
Section 2.1 hereof, this Commitment and all terms and provisions hereof shall survive the Closing and shall not be merged into any of the Loan Documents. Whenever anything is described herein in general terms and one or more examples or components thereof is set forth after the word "including" or is otherwise associated with such general description, the examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description in any way. This Commitment shall be interpreted, construed and enforced according to the laws of the State of New York. When any sums are stated herein as being retained by Lender as full liquidated damages, such sums are being retained under circumstances where it will be difficult to ascertain the sum required to compensate Lender for the loss of opportunity to make the Loan(s), the loss of opportunity to make other loans on account of time and attention relating to the Loan(s) and for the internal expenses incurred by Lender in connection with the review, evaluation and processing of material and information relating to the Loan(s) and such liquidated damages represents the reasonable, good faith attempt of the parties hereto to liquidate such damage in advance.

     5.8 Special Stipulations. [CHECK OPTION A OR OPTION B AS APPLICABLE]

     (XX) Option A. The Special Stipulations Rider attached hereto contains seven (7) provisions which are by this reference made a part hereof and shall control over any provisions hereof which are inconsistent therewith.

     ( ) Option B.  There is no  Special  Stipulations  Rider  attached  to this
         Commitment.

     IN WITNESS WHEREOF, Lender hereby executes this Commitment as of the date first above written.

                                              FIRST UNION NATIONAL BANK OF
                                              NORTH CAROLINA


                                              By: /s/ Barry P. Reiner
                                                  ----------------------------
                                              Name: Barry P. Reiner
                                                  ----------------------------
                                              Title: Vice President
                                                  ----------------------------

     The  foregoing   Commitment  is  hereby  agreed  to  and  accepted  by  the undersigned this ____ day of September, 1996.

                                              SERVICE MERCHANDISE COMPANY, INC.


                                              By: /s/ Thomas L. Garrett, Jr.
                                                  ----------------------------
                                              Name:   Thomas L. Garrett, Jr.
                                                  ----------------------------
                                              Title:  Treasurer
                                                  ----------------------------

                           SPECIAL STIPULATIONS RIDER
                  TO COMMITMENT LETTER DATED SEPTEMBER 9, 1996
                FROM FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                      TO SERVICE MERCHANDISE COMPANY, INC.


     The Commitment to which this rider is attached is subject to the following:

     1. Lender may elect to create one or more pools with respect to the Loans and the respective Properties securing the Loans (each, a "Loan Pool") to such extent and in such manner as Lender determines in its sole discretion. In addition, the Loans in each Loan Pool shall be cross collateralized and cross defaulted to such extent and in such manner as lender determines in its sole discretion; provided, however, that the Loans in one Loan Pool shall not be cross collateralized or cross defaulted with the Loans in any other Loan Pool.

     2. A Property may be released from the lien of the Lender's mortgage subject to the following conditions:

     (a) The Lender shall be provided with at least forty-five (45) days' prior written notice and there shall be no default under the Loan Documents either on the date of such written notice or on the actual release date.

     (b) The applicable Borrower shall pay to the Lender a release price in an amount equal to one hundred ten percent (110%) of the then allocated loan amount for the Property to be released (as determined by Lender), which amount shall be applied against the outstanding balance of the Loans.

     (c) In order for the applicable Borrower to have the right to request a release either (x) the "DSCR" (as defined below) for the Property to be released is less than the average coverage for the entire Loan Pool, provided that the coverage for the Loan Pool is at least 1.25 or (y) the aggregate DSCR for all Properties in the Loan Pool (excluding the Property requested to be released) that would remain after the release calculated for the twelve (12) month period immediately prior to the release shall not be less than 1.30.

     (d) The Borrower shall, at its expense, provide (i) all financial and other information to substantiate the foregoing to the Lender's satisfaction, including updated sales information and appraisals if required by the Lender in order to determine such current DSCR's and (ii) title endorsements acceptable to the Lender insuring that the lien of the mortgage on the remaining Properties shall continue in effect with first lien priority and shall be unaffected by the release of such Property. All expenses incurred by the Lender in connection with a request for a release shall be paid by the applicable Borrower, including, without limitation, attorneys' fees.

     (e) The payment of a release price for the release of a Property shall be deemed to be a prepayment of the applicable Loan and shall be subject to the prepayment lock-out and yield maintenance provisions.

     (f) The released Property shall be transferred to an entity that is not the immediate parent of the applicable corporate Borrower; provided, however, that title may pass through such immediate parent to another entity in a series of transfers that occur on the same day, and such Borrower shall provide Lender with evidence reasonably satisfactory to Lender confirming the foregoing, including, without limitation, a copy of the deed (or deeds) conveying title to the released Property, certified to be true and complete by such Borrower, and a certificate of such Borrower confirming the name, address and non-immediate parent status of such ultimate transferee.

     (g) In no event shall more than twenty percent (20%), rounded up or down to the nearest whole number, of the Properties in a Loan Pool be released within any calendar year.


     (h) The term "DSCR" shall mean the Debt Service Coverage Ratio as determined by Lender based on the rolling twelve (12) month Store Sales multiplied by a market occupancy cost factor (which shall be the same occupancy cost factor applied pursuant to Section 3.4(ii) of the Commitment), divided by the principal, interest and reserve payments due under the Loan Documents for such twelve (12) month period.

     3. Each Borrower shall be required to enter into a bondable lease for each Property upon terms, and in form, acceptable to Lender with SMC as tenant (or with an operating subsidiary of SMC as tenant, in which event SMC shall guaranty the obligations of the tenant under the lease pursuant to a guaranty acceptable to Lender). Each lease shall provide for a minimum term of fifteen (15) years from the date of the applicable Closing with a seven (7) year renewal option exercisable at the option of the tenant thereunder. A default under any lease shall constitute a Loan default. Each lease must be at market rents as determined by an independent third party appraiser approved by Lender. The tenant thereunder shall be required to pay for all operating expenses, maintenance, taxes, insurance and other amounts.

     4. A Borrower shall have the right to substitute a Property with a property outside of the applicable Loan Pool at anytime up to the ninetieth (90th) day after the closing of Lender's (or its affiliate's) securitization which includes the Loans in the Loan Pool. Such time restriction is based on a REMIC requirement currently in effect, and is subject to adjustment by Lender based on any changes to the REMIC requirements. The substitute property must be acceptable to (a) Lender, if prior to such securitization or (b) the REMIC trustee, applicable rating agencies and servicer, if post- securitization, which approval shall include, without limitation, value, property type, location and operating income.

     5. In no event shall more than twenty percent (20%), rounded up or down to the nearest whole number, of the Properties in a Loan Pool be permitted to "go dark" at the same time, and a violation of this restriction shall be a default under the applicable Loan Documents. For the purposes hereof, a Property shall be deemed "go dark" if it is more than two-thirds (2/3) vacant for any consecutive six (6) month period. In addition, it shall be a default under the applicable Loan Documents if a Property becomes vacant and such vacancy triggers a default and/or a purchase option (or termination option in the case of a ground lease) under another agreement affecting the Property.

     6. During the first eight (8) years of the term of a Loan, if (a) less than sixty percent (60%) of a Property is damaged or destroyed or taken by eminent domain, the applicable Borrower shall be required to restore the Property and Lender shall make the insurance or condemnation proceeds available for restoration pursuant to the disbursement requirements contained in the applicable Loan Documents or (b) sixty percent (60%) or more of a Property is damaged or destroyed or taken by eminent domain, the applicable Borrower shall have the right, subject to the other terms of the Loan Documents and provided that no default then exists, to elect (i) to restore the Property, in which case Lender shall make the insurance or condemnation proceeds available for restoration pursuant to the disbursement requirements contained in the applicable Loan Documents or (ii) not to restore the Property, in which case Lender shall apply the insurance or condemnation proceeds to repayment of the Loan and Borrower shall pay Lender, for application to the Loans as provided in Subsection 2(b), an amount equal to the difference between the applicable Release Price and the amount of such insurance or condemnation proceeds (without prepayment penalty). Upon such payment by Borrower, the Property shall be released from the lien of the applicable mortgage pursuant to Section 2 hereof without regard to the limitation set forth in clause (g) of Section 2. From and after the first eight (8) years of the term of a Loan, it shall be at Lender's election (regardless of the amount damaged, destroyed or taken) whether to require such Borrower to restore the Property or to apply the insurance or condemnation proceeds to the repayment of the Loan. Notwithstanding the foregoing, if Borrower exercises its election pursuant to Section 1.5 of this Commitment to structure the Loans with a fifteen (15) year term based upon a fifteen (15) year amortization schedule, then at any time during the term of a Loan, if (1) less than sixty percent (60%) of a Property is damaged or destroyed or taken by eminent domain, the applicable Borrower shall be required to restore the Property and Lender shall make the insurance or condemnation proceeds available for restoration pursuant to the disbursement requirements contained in the applicable Loan Documents or (2) sixty percent (60%) or more of a Property is damaged or destroyed or taken by eminent domain, the applicable Borrower shall have the right, subject to the other terms of the Loan Documents and provided that no default then exists, to elect (x) to restore the Property, in which case Lender shall make the insurance or condemnation proceeds available for restoration pursuant to the disbursement requirements contained in the applicable Loan Documents or (y) not to restore the Property, in which case Lender shall apply the insurance or condemnation proceeds to repayment of the Loan.

     7. In addition to the items set forth in Exhibit "A", the following items are conditions to the closing of the Loans:

     (a) SMC shall provide Lender with copies of its most recent 10-K and 10-Q reports;

     (b) Lender may inspect and approve each Property;

     (c) In connection with any Property that is subject to a ground lease, SMC or the applicable Borrower shall provide Lender with an estoppel, recognition agreement or lease amendment (as determined by Lender) satisfactory to Lender with respect to any defaults under the ground lease and the rights of Lender as leasehold mortgagee. In addition, if the ground lessor is SMC or another affiliate of the Borrower, then Lender shall have the right to have the applicable Loan secured by a first lien on and perfected security interest in the fee estate of the Property (in addition to a leasehold mortgage);

     (d) Lender shall be in receipt of a certificate of completion from an architect or engineer of record with respect to any Property or improvements thereon if the same shall have been completed or substantially renovated within three (3) years of the date of this Commitment (only to the extent that any such certificate of completion is required by local law);

     (e) A schedule of Personal Property prepared by the same company that prepared the engineering report for the Properties shall be delivered to Lender showing all Personal Property used in the operation of a Property (as opposed to trade fixtures, inventory and other personalty utilized for the operation of the business conducted at the Property), which shall be subject to a first priority security interest in favor of Lender and perfected by a UCC-1 financing statement and shall be certified by Borrower as complete and correct;

     (f) A revenue statement with respect to each lease of a Property showing a minimum Debt Service Coverage Ratio in accordance with Section 3.4 of the Commitment;

     (g) The Property shall be managed by an entity acceptable to Lender in accordance with a short form management agreement approved by Lender. An affiliate of SMC (owned and controlled by SMC) is presently an acceptable manager. All management contracts or agreements with shall be subordinate to the Mortgages in a Loan Pool, shall be assigned to Lender as additional security and may be terminated by Lender, at its election, upon the occurrence of an Event of Default under the applicable Loan Documents; and

     (h) Each Borrower shall be required to furnish Lender within thirty (30) days after the close of each fiscal year with financial statements certified by the chief financial officer of SMC (or its successor) and an authorized officer of such Borrower, which shall consist of the annual sales information for the store located at each Property together with a schedule of capital expenditures made by the tenant at such Property (the "Statements"). In addition, each Borrower shall furnish Lender with audited financials of SMC (or its successor) within thirty (30) days of same becoming available. In addition, each Borrower and Guarantor shall furnish Lender within thirty (30) days after the close of each fiscal year with a balance sheet and a profit and loss statement certified by the chief financial officer of the Guarantor (or its successor) and an authorized officer of such Borrower. In addition, monthly reports of sales information for the store located at each Property, certified by the chief financial officer of SMC (or its successor) and an authorized officer of each Borrower shall be required for the first twelve (12) months following the Closing of each Loan Pool. Lender agrees to instruct Lender's Loan servicer to require any recipient of the financial information delivered by Borrower pursuant to this clause (h) to sign a confidentiality agreement with respect to such financial information.

     The Foregoing Special Stipulations shall control over any provisions of the Commitment which are inconsistent herewith.